As filed with the U.S. Securities and Exchange Commission on February 25, 2025

Registration No. 333-264528

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BAXTER INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	36-0781620
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Baxter Parkway

Deerfield, Illinois 60015

(224) 948-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joel T. Grade

Executive Vice President and Chief Financial Officer

Baxter International Inc.

One Baxter Parkway

Deerfield, Illinois 60015

(224) 948-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Ellen K. Bradford Senior Vice President and Corporate Secretary Baxter International Inc. One Baxter Parkway Deerfield, Illinois 60015 (224) 948-2000	Catherine M. Clarkin Ari B. Blaut Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 (212) 558-4000

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above-referenced registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

Baxter International Inc. (the “Registrant”) is filing this post-effective amendment to amend the registration statement on Form S-3 (Registration No. 333-264528), filed by the Registrant with the U.S. Securities and Exchange Commission (the “SEC”) on April 28, 2022, and declared effective by the SEC on May 11, 2022 (the “Registration Statement”), registering the offer and sale from time to time of up to $10,000,000,000 of the Registrant’s securities.

The Registrant has determined that it has obtained well-known seasoned issuer status subsequent to filing the Registration Statement and is now eligible to register its securities under a new registration statement on Form S-3ASR (the “New Registration Statement”). In connection with the Registrant filing the New Registration Statement, all offers and sales of the Registrant’s securities registered pursuant to the Registration Statement are being terminated. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering, the Registrant hereby terminates the Registration Statement in respect of any securities that remain unsold and deregisters all securities that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on February 25, 2025.

BAXTER INTERNATIONAL INC.*

By:	/s/ ELLEN K. BRADFORD
Ellen K. Bradford
Senior Vice President and Corporate Secretary

*	Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statement.